EXHIBIT 10.2


                    FIRST AMENDMENT TO CREDIT AGREEMENT



     This First Amendment to Credit Agreement (this "Amendment"), dated as of February 26, 1998, is entered into among PETCO ANIMAL SUPPLIES, INC., a Delaware corporation (the "Borrower"), UNION BANK OF CALIFORNIA, N.A., as the sole lender party to the Credit Agreement referred to below (the "Lender") and UNION BANK OF CALIFORNIA, N.A., as administrative agent, arranger and syndication agent for the lender(s) from time to time party to the Credit Agreement (the "Agent").

                                 RECITALS

     A. The Borrower, the Lender and the Agent previously entered into that certain Credit Agreement dated as of January 30, 1998, (the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

     B. The Borrower, the Lender and the Agent desire to amend the Credit Agreement, among other things, to modify a provision therein relating to certain restrictions on "Capital Expenditures" and to incorporate certain forms relating to loans.

            Accordingly, the parties hereto agree as follows:

                                 AGREEMENT

     Section 1. Amendments to the Credit Agreement. The Credit Agreement shall be amended as follows:

     A. Section 6.17 of the Credit Agreement is, effective as of the date first set forth above, amended in its entirety to read as follows:

         "6.17 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make or commit to make (by way of the acquisition of securities of a person or entity or otherwise) any Capital Expenditure, except for Capital Expenditures not exceeding (i) in fiscal year 1998, $65,000,000 in the aggregate, (ii) in fiscal year 1999, $55,000,000 in the aggregate, (iii) in fiscal year 2000, $55,000,000 in the aggregate, (iv) in fiscal year 2001, $55,000,000 in the aggregate and (v) in fiscal year 2002, $55,000,000 in the aggregate, and with respect to each fiscal year specified in clauses
     (ii), (iii), (iv) and (v) above, an additional aggregate amount equal



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     to the amount (if any) by which the actual Capital Expenditures in the immediately preceding fiscal year were less than those permitted under clauses (i), (ii), (iii) and (iv) above, as applicable.
     Notwithstanding the foregoing, any Capital Expenditure made by a Person which is the subject of an Acquisition by the Borrower, prior to such Acquisition, shall not be included in determining compliance by the Borrower and its Subsidiaries with this Section."

     B. The first two sentences of Section 2.6 of the Credit Agreement are, effective as of the date first set forth above, amended in their entirety to read as follows:

         "The Borrower may on any Business Day, upon written notice (substantially in the form of Exhibit G attached hereto, in the case of a conversion, and substantially in the form of Exhibit H attached hereto, in the case of a continuation) given to the Agent not later than 12:00 noon, Los Angeles time, on the third Business Day before the date of the proposed conversion and/or continuation and subject to the provisions of Section 2.5, convert and/or continue any Advance into an Advance of another Type or of the same Type; provided, however, that with respect to a conversion from a LIBOR Loan into a Base Rate Loan or a continuation of a LIBOR Loan, any such conversion and/or continuation shall be made on, and only on, the last day of the Interest Period for such Loan. Each such notice of a conversion and/or continuation shall, within the restrictions specified above, specify (i) the Loan to be converted or continued, (ii) the type of Loan into which such Loan is to be converted (if applicable) and (iii) the requested date for such conversion and/or continuation."

     C. Two new exhibits, Exhibit G and Exhibit H shall be appended to the Credit Agreement in substantially the same forms of Exhibit G and Exhibit H attached hereto.

     Section 1. Conditions Precedent to Effectiveness of This Amendment. This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following, each in form and substance satisfactory to the Agent:

          (a) this Amendment executed by the Borrower, the Agent and the Lender; and

          (b)  a Consent and Acknowledgement executed by each Guarantor.

     Section 2. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lender (and for the benefit of any other lender from time to time party to the Credit Agreement) as follows:

          (a)  the execution, delivery and performance of this Amendment


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have been duly authorized and approved by all necessary action;

          (b) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally;

          (c) the representations and warranties contained in Article 5 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (d) no Event of Default, and no event which, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing.

     Section 3.  Miscellaneous.

          (a) Except as expressly set forth herein, all provisions of the Credit Agreement and the other Loan Documents shall continue in full force and effect except that each reference to "the Credit Agreement" or words of like import in any Loan Document shall mean and be a reference to the Credit Agreement, as amended hereby.

          (b) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts so executed and delivered shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Amendment.

          (c) This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of California.




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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized representatives as of the date first above written.



                              PETCO ANIMAL SUPPLIES, INC.



                              By: /s/ James M. Myers
                                 -----------------------------------
                              Name: James M. Myers
                                    --------------------------------
                              Title: Senior Vice President - Finance
                                     -------------------------------


                              UNION BANK OF CALIFORNIA, N.A.,
                              as Agent and as the Lender



                              By: /s/ Myra Juetten
                                  ---------------------------------
                              Name: Myra Juetten
                                    -------------------------------
                              Title: Vice President
                                     ------------------------------